Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), is dated as of May 15, 2015 by and between HedgePath Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Nicholas J. Virca (the “Executive”). The Company and the Executive are referred to collectively herein as the “Parties.”

WHEREAS, the Parties entered into an Employment Agreement dated as of June 24, 2014 (the “Agreement”); and

WHEREAS, the Parties wish to amend the Agreement in accordance with Paragraph 11(g) thereof.

NOW THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Amendment to Paragraph 1. The Parties hereby amend Paragraph 1 of the Agreement by deleting the words “and the EHA” from the second and third sentences thereof.

2. Amendment to Paragraph 2(a). The Parties hereby completely amend and restate Paragraph 2(a) of the Agreement to read as follows:

(a) Responsibilities. The Executive will report to the Company’s Board of Directors (the “Board”), understanding that he will act in accordance with the instructions of the JDC (as defined in and subject to the rights and powers of the JDC as set forth in that certain Second Amended and Restated Supply and License Agreement dated as of May 15, 2015, as may be subsequently amended and/or restated, by and between the Company and Mayne Pharma Ventures PTY LTD, the same being referred to herein as the “SLA”) with respect to all clinical and product development activities relating specifically to any product which is the subject of the SLA. Within the limitations established by the Company’s certificate of incorporation or bylaws, each as may be amended from time to time, and Delaware General Corporation Law, the Executive shall have each and all of the duties and responsibilities customarily associated with the position of President and Chief Executive Officer and such other or different duties on behalf of the Company as may be assigned from time to time by the Board (or the JDC); provided, however, that the Executive will not be responsible for leading any capital raising initiatives on behalf of the Company.

3. Amendment to Paragraph 3(a). The Parties hereby amend Paragraph 3(a) of the Agreement by deleting in its entirety the clause therein beginning “provided, however,” (thus leaving the word “thereof” as the final word of Paragraph 3(a)).

4. Amendment to Paragraph 7(b). The Parties hereby amend Paragraph 7(b) of the Agreement by deleting in its entirety the following clause therein – “(vi) the Executive’s failure to resign from the Company pursuant to Article VIII of the EHA;”.

5. Amendment to Paragraph 7(e)(iii). The Parties hereby amend Paragraph 7(e)(iii) of the Agreement by deleting in its entirety the final sentence thereof.

6. No Other Amendments. Nothing in this Amendment is intended to amend any language of the Agreement other than as specifically set forth above, and the remainder of the Agreement shall be unmodified and in full force and effect.

7. Interplay Between Paragraph 2 of the Amendment and Paragraph 7(e)(iii) of the Agreement. The Parties agree that the changes to the Executive’s duties and responsibilities effectuated by Paragraph 2 of this Amendment do not constitute “Good Reason” under Paragraph 7(e)(iii) of the Agreement.

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[Signature page immediately follows.]

IN WITNESS WHEREOF, each of the Company and the Executive has executed this First Amendment to Employment Agreement as of the date first above written.

HedgePath Pharmaceuticals, Inc.

By:	Garrison J. Hasara
Name:	Garrison J. Hasara
Title:	Chief Financial Officer and Treasurer

/s/ Nicholas J. Virca
Nicholas J. Virca